Exhibit 1.01

CONFLICT MINERALS REPORT

for the Calendar Years 2016 and 2017

This Conflict Minerals Report (“CMR”) of Sears Holdings Corporation (“Sears Holdings” and, together with its subsidiaries, “we”, “us” or “our”) has been prepared pursuant to Rule 13p-1 (“Rule 13p-1”) promulgated under the Securities Exchange Act of 1934, as amended, for the period January 1, 2016 through December 31, 2017 (“Reporting Period”).

COMPANY OVERVIEW

Sears Holdings is a holding company that conducts operations through its subsidiaries and is the parent company of Kmart Holding Corporation and Sears, Roebuck and Co. (collectively, the “Operating Companies”). We are an integrated retailer with significant physical and intangible assets, as well as virtual capabilities enabled through technology.

The Operating Companies sell products in the following categories (among others not applicable to this CMR): private label products (made specifically for us), exclusive brand products (designed for us with licensed trademarks) and national brand products (made and sold by other companies). The private label and exclusive brand products include home appliances, tools, sporting goods, outdoor living, lawn and garden equipment, seasonal merchandise, tires, batteries, home fashions, apparel, footwear, jewelry and accessories under such well-known labels such as Kenmore, Craftsman, DieHard, Covington and other brands.

Rule 13p-1 requires certain investigation and reporting if a company manufactures or contracts to manufacture products containing one or more of the following minerals necessary to the functionality or production of any of the Covered Products: tin, tungsten, tantalum and gold (“3TG”) (the “Conflict Minerals”). Rule 13p-1 focuses on 3TG originating from the Democratic Republic of the Congo and countries that share an internationally recognized border with the Democratic Republic of the Congo (together, the “Covered Countries”). If, based on a reasonable country of origin inquiry (“RCOI”), a registrant knows that any of its necessary Conflict Minerals originated in any Covered Country and are not from recycled or scrap sources, or has reason to believe that its necessary Conflict Minerals may have originated in any Covered Country and has reason to believe that they may not be from recycled or scrap sources, then the registrant must exercise due diligence on such Conflict Minerals’ source and chain of custody that conforms to a nationally or internationally recognized due diligence framework.

We believe that we exercise a degree of influence with respect to certain private label and exclusive brand products that we sell. We are committed to ensuring that 3TG used in these products are obtained in a socially responsible manner. Sears Holdings and its subsidiaries, including the Operating Companies, do not manufacture any products. As a result, we must rely upon our suppliers’ representations for information related to Conflict Minerals. To that end, Sears Holdings has adopted a Conflict Minerals Policy and communicated its Conflict Minerals Policy requirements to its suppliers through its Vendor Information Guides, which are incorporated into our contracts with suppliers.

This CMR, together with the Conflict Minerals Policy, is available via the following URL: http://searsholdings.com/corporate-responsibility/conflict-minerals (information contained on, or accessible through, internet websites is not a part of this CMR).

DUE DILIGENCE

Sears Holdings conducted due diligence and a good faith reasonable country of origin inquiry using a third-party provider (“Service Provider”) to collect information from suppliers with whom we directly contract (“Tier 1 Suppliers”) to determine the presence and sourcing of 3TG in Covered Products. We utilized the Electronic Industry Citizenship Coalition and Global e-Sustainability Initiative Conflict Minerals Due Diligence Template (“CMRT”) developed by the Responsible Minerals Initiative (“RMI” formerly known as the Conflict-Free Sourcing Initiative) to identify whether Tier 1 Suppliers include 3TG in their private label and exclusive brand products that we contract to manufacture and to identify smelters and refiners (each a “SOR”, collectively “SORs”) in our supply chain. Information was collected and stored using a secure online platform.

As a retail company that purchases goods from suppliers, we are several levels removed from the actual mining of Conflict Minerals. We do not make direct purchases of raw ore or unrefined 3TG.

In accordance with the due diligence framework recommended by the Organization for Economic Cooperation and Development’s (“OECD”) Due Diligence Guidance for Responsible Supply Chains of Minerals, Sears Holdings has fulfilled the five OECD Guidance steps as follows:

1.	OECD Step One: Establish Strong Company Management Systems

Sears Holdings has established the following expectations for its suppliers:

•	Suppliers must maintain their commitment to responsible sourcing through the development of due diligence frameworks consistent with the OECD guidance.

•	Suppliers of Covered Products shall be required to provide due diligence documentation through the completion of a CMRT.

•	Suppliers must implement and communicate our policy to their sub-contractors and ensure the traceability of Conflict Minerals throughout their supply chain.

Sears Holdings periodically reviews and assesses the effectiveness of its Conflict Minerals Policy.

A dedicated email address is published in the Operating Companies’ Vendor Information Guide and provided to suppliers to facilitate supplier communication regarding Conflict Minerals.

2.	OECD Step Two: Identifying & Assessing Risks in the Supply Chain

We developed a questionnaire that was used to discuss design process and development with the associates involved in sourcing for the Operating Companies to identify whether we contract to manufacture any products. After narrowing the products to those private label and exclusive brand products which we contract to manufacture (“Covered Products”), our due diligence process involved those Tier 1 Suppliers for the Covered Products. We developed our supplier list by compiling and comparing the answers to the questionnaire and supplier information from both internal and external sources.

Supplier Engagement

The following section describes the activity undertaken by Sears Holdings or the Service Provider with respect to supplier engagement in connection with our reasonable country of origin inquiry:

•	Introductory emails were sent to suppliers reminding them of the Sears Holdings requirements for traceability of Conflict Minerals and responsible sourcing, as set forth in our Vendor Information Guides, and requesting Conflict Minerals information through completion of the CMRT.

•	Following the introductory emails, multiple reminder emails were sent to each non-responsive supplier requesting that the CMRT be completed.

•	Supplier responses were evaluated for plausibility, consistency, and gaps both in terms of which Covered Products were stated to contain or not contain 3TG necessary to the functionality or production of the Covered Product, as well as the origin of those materials.

•	Additional supplier outreach was conducted to address various open items and issues, including supplier responses that indicated no presence of 3TG, incomplete data on CMRTs, responses that did not identify SORs, responses that indicated sourcing location without complete supporting information from the supply chain, and organizations that were identified as SORs but, at this time, not verified as such through further analysis and research.

Assessing Risks

Assessment measures included investigation regarding the SORs identified in the supply chain for the Covered Products, based on completed CMRTs received from suppliers. Specifically, to the extent that a completed CMRT identified a SOR, the Service Provider reviewed this information against the list of conflict-free compliant smelters and refiners published by the RMI’s Conflict-Free Smelter Program (“CFSP”), the London Bullion Market Association’s (“LBMA”) Good Delivery List, and the Responsible Jewellery Council (“RJC”) Chain-of-Custody Certification. For SORs identified by a supplier that were not listed as compliant by RMI, LBMA or RJC, the Service Provider attempted to contact the SOR to gain more information about the SOR’s sourcing practices and to determine the source and chain of custody of the 3TG. Internet research was also performed by the Service Provider to determine whether there are any outside sources of information regarding the SOR’s sourcing practices.

Identified Smelters and Refiners

Based on information provided by our Tier 1 Suppliers and due diligence efforts with respect to verified SORs, we believe that the SORs that may have been used to process the Conflict Minerals in the Covered Products for the Reporting Period include the verified SORs listed in Appendix A.

Notwithstanding our due diligence process, not all of the suppliers responded to the country of origin inquiry and some provided incomplete or inconsistent information. We do not have sufficient information to determine the source of all of the 3TG contained in potentially in-scope products for 2016 and 2017.

3.	OECD Step Three: Manage Risks

The Operating Companies intend to continue their efforts through the following areas to mitigate the risk that 3TG minerals contained in the Operating Companies’ products could benefit armed groups in the Democratic Republic of the Congo or adjoining countries:

•	Further review and assessment of our degree of influence in the manufacturing process for products to ensure the correct products are in scope;

•	Further engagement with Tier 1 Suppliers that provided incomplete or inconsistent responses or that did not provide responses to attempt to increase the response rate and content of the supplier survey responses for 2018;

•	Continue to communicate our expectations with respect to Conflict Minerals to suppliers, including through our Conflict Minerals Policy;

•	Continue to monitor leading practices of peer companies to enhance our Conflict Minerals program;

•	Continue to include conflict minerals compliance requirements through our Vendor Information Guides, which are incorporated into our contracts with suppliers;

•	Continue to monitor and respond to supplier questions through a dedicated email address; and

•	Identify more efficient and effective means to obtain current, accurate and complete information from suppliers.

4.	OECD Step Four: Audit of Smelter/Refiner Due Diligence Practices

The Operating Companies do not carry out their own independent audit of smelters. We have contracted with a third party, which is a vendor member of the RMI, in order to identify, audit and verify smelters.

A list of the smelters that process Conflict Minerals and were identified by our suppliers for 2016 and 2017 is attached to this CMR as Appendix A. A list of the countries of origin of the Conflict Minerals processed by the smelters listed on Appendix A that are known to us is attached to this CMR as Appendix B. The listed countries of origin are derived from information provided by RMI.

5.	OECD Step Five: Public Report on Supply Chain Due Diligence

This Conflict Minerals Report for the calendar years 2016 and 2017 is being filed with Sears Holdings’ Form SD and is also available at http://searsholdings.com/corporate-responsibility/conflict-minerals.

Cautionary Statement on Forward-Looking Statements

This CMR contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements about our plans to improve our due diligence efforts regarding future Conflict Minerals Reports. Words such as “believe,” “expects,” and other terms of similar meaning are intended to identify such forward-looking statements. These forward-looking statements are based on information available to us as of the date of this CMR and are based on management’s current views and assumptions. These forward-looking statements also involve a number of known and unknown risks, uncertainties, and other factors that could cause actual events to differ materially from those expressed or implied in the forward-looking statements. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the U.S. Private Securities Litigation Reform Act of 1995. Such risks and uncertainties include the veracity of information directly or indirectly provided to us by others and expectations regarding future smelter-refiner participation in conflict-free verification regimens. We do not intend, and undertake no obligation, to publish revised forward-looking statements to reflect events or circumstances after the filing of this CMR or to reflect the occurrence of unanticipated events, except as required by law.

Appendix A

METAL	Official Smelter or Refiner Name
Gold	Abington Reldan Metals, LLC
Gold	Advanced Chemical Company*
Gold	Aida Chemical Industries Co., Ltd.*
Gold	Al Etihad Gold LLC*
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.*
Gold	Almalyk Mining and Metallurgical Complex (AMMC)*
Gold	AngloGold Ashanti Corrego do Sitio Mineracao*
Gold	Argor-Heraeus S.A.*
Gold	Asahi Pretec Corp.*
Gold	Asahi Refining Canada Ltd.*
Gold	Asahi Refining USA Inc.*
Gold	Asaka Riken Co., Ltd.*
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.
Gold	AU Traders and Refiners*
Gold	Aurubis AG*
Gold	Bangalore Refinery
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)*
Gold	Boliden AB*
Gold	C. Hafner GmbH + Co. KG*
Gold	Caridad
Gold	CCR Refinery - Glencore Canada Corporation*
Gold	Cendres & Metaux*
Gold	Chimet S.p.A.*
Gold	Chugai Mining
Gold	Daejin Indus Co., Ltd.*
Gold	Daye Non-Ferrous Metals Mining Ltd.
Gold	Degussa Sonne / Mond Goldhandel GmbH
Gold	DODUCO GmbH*
Gold	Dowa*
Gold	DSC (Do Sung Corporation)*
Gold	Eco-System Recycling Co., Ltd.*
Gold	Elemental Refining, LLC
Gold	Emirates Gold DMCC*
Gold	Fidelity Printers and Refiners Ltd.
Gold	Gansu Seemine Material Hi-Tech Co., Ltd.
Gold	GCC Gujrat Gold Centre Pvt. Ltd.
Gold	Geib Refining Corporation*
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.*

Gold	Great Wall Precious Metals Co., Ltd. of CBPM
Gold	Guangdong Jinding Gold Limited
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.
Gold	HeeSung Metal Ltd.*
Gold	Heimerle + Meule GmbH*
Gold	Heraeus Metals Hong Kong Ltd.*
Gold	Heraeus Precious Metals GmbH & Co. KG*
Gold	Hunan Chenzhou Mining Co., Ltd.
Gold	HwaSeong CJ CO., LTD.
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.*
Gold	Ishifuku Metal Industry Co., Ltd.*
Gold	Istanbul Gold Refinery*
Gold	Italpreziosi*
Gold	Japan Mint*
Gold	Jiangxi Copper Co., Ltd.*
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant*
Gold	JSC Uralelectromed*
Gold	JX Nippon Mining & Metals Co., Ltd.*
Gold	Kaloti Precious Metals
Gold	Kazakhmys Smelting LLC
Gold	Kazzinc*
Gold	Kennecott Utah Copper LLC*
Gold	KGHM Polska Miedz Spolka Akcyjna*
Gold	Kojima Chemicals Co., Ltd.*
Gold	Korea Zinc Co., Ltd.*
Gold	Kyrgyzaltyn JSC*
Gold	Kyshtym Copper-Electrolytic Plant ZAO
Gold	L’azurde Company For Jewelry
Gold	L’Orfebre S.A.
Gold	Lingbao Gold Co., Ltd.
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.
Gold	LS-NIKKO Copper Inc.*
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.
Gold	Marsam Metals*
Gold	Materion*
Gold	Matsuda Sangyo Co., Ltd.*
Gold	Metalor Technologies (Hong Kong) Ltd.*
Gold	Metalor Technologies (Singapore) Pte., Ltd.*
Gold	Metalor Technologies (Suzhou) Ltd.*
Gold	Metalor Technologies S.A.*

Gold	Metalor USA Refining Corporation*
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.*
Gold	Mitsubishi Materials Corporation*
Gold	Mitsui Mining and Smelting Co., Ltd.*
Gold	MMTC-PAMP India Pvt., Ltd.*
Gold	Modeltech Sdn Bhd*
Gold	Morris and Watson
Gold	Moscow Special Alloys Processing Plant*
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.*
Gold	Navoi Mining and Metallurgical Combinat*
Gold	Nihon Material Co., Ltd.*
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH*
Gold	Ohura Precious Metal Industry Co., Ltd.*
Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)*
Gold	OJSC Novosibirsk Refinery*
Gold	PAMP S.A.*
Gold	Pease & Curren
Gold	Penglai Penggang Gold Industry Co., Ltd.
Gold	Planta Recuperadora de Metales SpA*
Gold	Prioksky Plant of Non-Ferrous Metals*
Gold	PT Aneka Tambang (Persero) Tbk*
Gold	PX Precinox S.A.*
Gold	Rand Refinery (Pty) Ltd.*
Gold	Refinery of Seemine Gold Co., Ltd.
Gold	Remondis Argentia B.V.*
Gold	Republic Metals Corporation*
Gold	Royal Canadian Mint*
Gold	SAAMP*
Gold	Sabin Metal Corp.
Gold	Safimet S.p.A*
Gold	SAFINA A.S.*
Gold	Sai Refinery
Gold	Samduck Precious Metals*
Gold	SAMWON METALS Corp.
Gold	SAXONIA Edelmetalle GmbH*
Gold	Schone Edelmetaal B.V.*
Gold	SEMPSA Joyeria Plateria S.A.*
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.*
Gold	Sichuan Tianze Precious Metals Co., Ltd.*
Gold	Singway Technology Co., Ltd.*

Gold	So Accurate Group, Inc.
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals*
Gold	Solar Applied Materials Technology Corp.*
Gold	State Research Institute Center for Physical Sciences and Technology
Gold	Sudan Gold Refinery
Gold	Sumitomo Metal Mining Co., Ltd.*
Gold	T.C.A S.p.A*
Gold	Tanaka Kikinzoku Kogyo K.K.*
Gold	The Refinery of Shandong Gold Mining Co., Ltd.*
Gold	Tokuriki Honten Co., Ltd.*
Gold	Tongling Nonferrous Metals Group Co., Ltd.
Gold	Tony Goetz NV*
Gold	TOO Tau-Ken-Altyn
Gold	Torecom*
Gold	Umicore Brasil Ltda.*
Gold	Umicore Precious Metals Thailand*
Gold	Umicore S.A. Business Unit Precious Metals Refining*
Gold	United Precious Metal Refining, Inc.*
Gold	Universal Precious Metals Refining Zambia
Gold	Valcambi S.A.*
Gold	Western Australian Mint (T/a The Perth Mint)*
Gold	WIELAND Edelmetalle GmbH*
Gold	Yamakin Co., Ltd.*
Gold	Yokohama Metal Co., Ltd.*
Gold	Yunnan Copper Industry Co., Ltd.
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation*
Tantalum	Asaka Riken Co., Ltd.*
Tantalum	Changsha South Tantalum Niobium Co., Ltd.*
Tantalum	D Block Metals, LLC*
Tantalum	Duoluoshan
Tantalum	Exotech Inc.*
Tantalum	F&X Electro-Materials Ltd.*
Tantalum	FIR Metals & Resource Ltd.*
Tantalum	Global Advanced Metals Aizu*
Tantalum	Global Advanced Metals Boyertown*
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.*
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.*
Tantalum	H.C. Starck Co., Ltd.*
Tantalum	H.C. Starck Hermsdorf GmbH*
Tantalum	H.C. Starck Inc.*
Tantalum	H.C. Starck Smelting GmbH & Co. KG*

Tantalum	H.C. Starck Tantalum and Niobium GmbH*
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.*
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.*
Tantalum	Jiangxi Tuohong New Raw Material*
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.*
Tantalum	Jiujiang Nonferrous Metals Smelting Company Limited*
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.*
Tantalum	KEMET Blue Metals*
Tantalum	Kemet Blue Powder*
Tantalum	King-Tan Tantalum Industry Ltd.*
Tantalum	LSM Brasil S.A.*
Tantalum	Metallo Belgium N.V.*
Tantalum	Metallurgical Products India Pvt., Ltd.*
Tantalum	Mineracao Taboca S.A.*
Tantalum	Mitsui Mining and Smelting Co., Ltd.*
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.*
Tantalum	NPM Silmet AS*
Tantalum	Power Resources Ltd.*
Tantalum	QuantumClean*
Tantalum	Resind Industria e Comercio Ltda.*
Tantalum	RFH Tantalum Smeltery Co., Ltd.*
Tantalum	Solikamsk Magnesium Works OAO*
Tantalum	Taki Chemical Co., Ltd.*
Tantalum	Telex Metals*
Tantalum	Tranzact, Inc.
Tantalum	Ulba Metallurgical Plant JSC*
Tantalum	XinXing Haorong Electronic Material Co., Ltd.*
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.*
Tantalum	Zhuzhou Cemented Carbide Group Co., Ltd.*
Tin	Alpha*
Tin	An Vinh Joint Stock Mineral Processing Company
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.*
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.*
Tin	China Tin Group Co., Ltd.*
Tin	CNMC (Guangxi) PGMA Co., Ltd.
Tin	CV Ayi Jaya*
Tin	CV Dua Sekawan*
Tin	CV Gita Pesona*
Tin	CV Serumpun Sebalai*
Tin	CV Tiga Sekawan*
Tin	CV United Smelting*
Tin	CV Venus Inti Perkasa*

Tin	Dowa*
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company*
Tin	EM Vinto*
Tin	Estanho de Rondonia S.A.
Tin	Fenix Metals*
Tin	Gejiu Fengming Metallurgy Chemical Plant*
Tin	Gejiu Jinye Mineral Company*
Tin	Gejiu Kai Meng Industry and Trade LLC *
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd. *
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd. *
Tin	Gejiu Zili Mining and Metallurgy Co., Ltd.
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.*
Tin	Guanyang Guida Nonferrous Metal Smelting Plant*
Tin	HuiChang Hill Tin Industry Co., Ltd.*
Tin	Huichang Jinshunda Tin Co., Ltd.*
Tin	Jiangxi Ketai Advanced Material Co., Ltd.*
Tin	Jiangxi New Nanshan Technology Ltd.*
Tin	Magnu’s Minerais Metais e Ligas Ltda.*
Tin	Malaysia Smelting Corporation (MSC)*
Tin	Melt Metais e Ligas S.A.*
Tin	Metallic Resources, Inc.*
Tin	Metallo Belgium N.V.*
Tin	Metallo Spain S.L.U.*
Tin	Mineracao Taboca S.A.*
Tin	Minsur*
Tin	Mitsubishi Materials Corporation*
Tin	Modeltech Sdn Bhd*
Tin	Nankang Nanshan Tin Manufactory Co., Ltd.*
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company
Tin	O.M. Manufacturing (Thailand) Co., Ltd.*
Tin	O.M. Manufacturing Philippines, Inc.*
Tin	OJSC Novosibirsk Refinery*
Tin	Operaciones Metalurgical S.A.*
Tin	Pongpipat Company Limited
Tin	PT Aries Kencana Sejahtera*
Tin	PT Artha Cipta Langgeng*
Tin	PT ATD Makmur Mandiri Jaya*
Tin	PT Babel Inti Perkasa*
Tin	PT Babel Surya Alam Lestari
Tin	PT Bangka Prima Tin*
Tin	PT Bangka Tin Industry*

Tin	PT Belitung Industri Sejahtera*
Tin	PT Bukit Timah*
Tin	PT Cipta Persada Mulia
Tin	PT DS Jaya Abadi*
Tin	PT Eunindo Usaha Mandiri*
Tin	PT Inti Stania Prima*
Tin	PT Justindo
Tin	PT Karimun Mining*
Tin	PT Kijang Jaya Mandiri*
Tin	PT Lautan Harmonis Sejahtera*
Tin	PT Menara Cipta Mulia*
Tin	PT Mitra Stania Prima*
Tin	PT O.M. Indonesia*
Tin	PT Panca Mega Persada*
Tin	PT Premium Tin Indonesia*
Tin	PT Prima Timah Utama*
Tin	PT Rajehan Ariq*
Tin	PT Refined Bangka Tin*
Tin	PT Sariwiguna Binasentosa*
Tin	PT Stanindo Inti Perkasa*
Tin	PT Sukses Inti Makmur*
Tin	PT Sumber Jaya Indah*
Tin	PT Timah (Persero) Tbk Kundur*
Tin	PT Tinindo Inter Nusa*
Tin	PT Tommy Utama*
Tin	Resind Industria e Comercio Ltda.*
Tin	Rui Da Hung*
Tin	Soft Metais Ltda.*
Tin	Super Ligas
Tin	Thaisarco*
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company
Tin	White Solder Metalurgia e Mineracao Ltda.*
Tin	VQB Mineral and Trading Group JSC*
Tin	White Solder Metalurgia e Mineracao Ltda.*
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.*
Tin	Yunnan Tin Company Limited*
Tungsten	A.L.M.T. TUNGSTEN Corp.*
Tungsten	ACL Metais Eireli*
Tungsten	Asia Tungsten Products Vietnam Ltd.*
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.*
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.*
Tungsten	Fujian Jinxin Tungsten Co., Ltd.*

Tungsten	Ganzhou Haichuang Tungsten Industry Co., Ltd.
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.*
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.*
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.*
Tungsten	Ganzhou Yatai Tungsten Co., Ltd.
Tungsten	Global Tungsten & Powders Corp.*
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.*
Tungsten	H.C. Starck Smelting GmbH & Co. KG*
Tungsten	H.C. Starck Tungsten GmbH*
Tungsten	Hunan Chenzhou Mining Co., Ltd.*
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji*
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.*
Tungsten	Hunan Litian Tungsten Industry Co., Ltd.
Tungsten	Hydrometallurg, JSC*
Tungsten	Japan New Metals Co., Ltd.*
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.*
Tungsten	Jiangxi Dayu Longxintai Tungsten Co., Ltd.
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.*
Tungsten	Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.*
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.*
Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.*
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.*
Tungsten	Kennametal Fallon*
Tungsten	Kennametal Huntsville*
Tungsten	Malipo Haiyu Tungsten Co., Ltd.*
Tungsten	Moliren Ltd.*
Tungsten	Niagara Refining LLC*
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC*
Tungsten	Philippine Chuangxin Industrial Co., Inc.*
Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City*
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.*
Tungsten	Unecha Refractory Metals Plant*
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.*
Tungsten	Wolfram Bergbau und Hutten AG*
Tungsten	Woltech Korea Co., Ltd.*
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.*
Tungsten	Xiamen Tungsten Co., Ltd.*
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.*
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.*
Tungsten	Zhuzhou Cemented Carbide Group Co., Ltd.*

* Denotes Smelters or Refiners which have received a “conflict-free” designation from CFSP, LBMA, or RJC

Appendix B

Countries of Origin

Based on our due diligence, the identified countries of origin of the Conflict Minerals processed by the smelters and refiners listed in Appendix A may have included the countries listed below. The listed countries or origin are derived from information provided by RMI.

Angola

Argentina

Armenia

Australia

Austria

Belarus

Belgium

Bermuda

Bolivia

Brazil

Burundi

Cambodia

Canada

Central African Republic

Chile

China

Colombia

Congo (Brazzaville)

Czech Republic

Djibouti

DRC- Congo (Kinsasha)

Ecuador

Egypt

Estonia

Ethiopia

Finland

France

Germany

Ghana

Guinea

Guyana

Hong Kong

Hungary

India

Indonesia

Ireland

Israel

Italy

Ivory Coast

Japan

Kazakhstan

Kenya

Korea, Republic of

Kyrgystan

Laos

Luxembourg

Madagascar

Malaysia

Mali

Mexico

Mongolia

Morocco

Mozambique

Myanmar

Namibia

Netherlands

New Zealand

Niger

Nigeria

Papua New Guinea

Peru

Philippines

Poland

Portugal

Russian Federation

Rwanda

Saudi Arabia

Sierra Leone

Singapore

Slovakia

South Africa

South Sudan

Spain

Suriname

Sweden

Switzerland

Taiwan

Tajikistan

Tanzania

Thailand

Turkey

Uganda

United Arab Emirates

United Kingdom

United States

Uzbekistan

Vietnam

Zambia

Zimbabwe